UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 25, 2018

GULF ISLAND FABRICATION, INC.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280
Houston, Texas 77084
 (Address of principal executive offices)(Zip Code)
(713) 714-6100
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its 2018 annual meeting of shareholders (the “Annual Meeting”) on April 25, 2018, in Houston, Texas. At the Annual Meeting, the Company’s shareholders (i) elected each of the two persons listed below to serve as a Class III director for a term expiring in 2021, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of the Company’s independent registered public accounting firm for the 2018 fiscal year.

Of the 15,043,068 shares of the Company’s common stock outstanding as of the record date, 14,114,408 shares were represented at the Annual Meeting. The Company’s independent inspector of elections reported the vote of shareholders as follows:

Proposal 1:    Election of two Class III directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Keeffe	9,564,490	1,545,042	3,004,876
Kirk J. Meche	10,260,548	848,984	3,004,876

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,812,095	1,246,863	50,574	3,004,876

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions
13,120,711	902,891	90,806

Item 8.01.    Other information.

On April 26, 2018, the Company announced the results of its annual meeting. A copy of the press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.             Description

99.1                     Press Release dated April 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	April 26, 2018